                                                                     EXHIBIT 4.5


                             REGISTRATION AGREEMENT

         This Agreement (the "Agreement") is made and entered into as of June 11, 1998, by and among AMRESCO, INC., a Delaware corporation with its principal executive offices located at 700 North Pearl Street, Suite 2400, LB 342, Dallas, Texas 75201 (the "Company"), INDEPENDENCE FUNDING COMPANY, LLC, a Texas limited liability company ("IFC"), with its principal offices at 3010 LBJ Freeway, Suite 930, Dallas, Texas 75234, TELECAPITAL, L.P., a Delaware limited partnership ("Telecapital"), with its principal offices at 3010 LBJ Freeway, Suite 930, Dallas, Texas 57234, and the other persons and entities who have executed this Agreement.

         WHEREAS, the Company has issued or will issue to IFC and Telecapital shares of Common Stock (as hereinafter defined); and

         WHEREAS, said shares of Common Stock have been or will be issued to IFC and Telecapital without registration or qualification under the Securities Act of 1933, as amended, or any other applicable securities laws;

         WHEREAS, the Company is obligated to file a Registration Statement (as hereinafter defined), by June 21, 1998, to provide for the registration and/or qualification of the sale of said shares of Common Stock upon the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


         "Accredited Investor" shall have the meaning set forth for such term under Rule 501 of Regulation D promulgated under the Securities Act.

         "Business Day" shall mean a day (other than a Saturday or Sunday) on which commercial banks in the State of Texas are open for the general transaction of business.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the $.05 par value per share common stock of the Company.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto.



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         "Holder(s)" shall mean the persons and entities who may hold
Registrable Shares but only during the time period within which they hold such Registrable Shares.

         "Register, Registered and Registration" shall mean a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of the effectiveness of such registration statement.

         "Registrable Shares" shall mean the numbers of shares of Common Stock held by IFC, Telecapital and any Accredited Investors receiving such shares in a distribution (a "Distribution") pursuant to a distribution plan adopted by IFC or Telecapital or by a member or partner of IFC or Telecapital, including, without limitation, Harbourton Holdings, L.P., Preserve General, L.P., Preserve Capital, L.P., Telecapital Corp., or Telecapital, L.P., which shares were issued by the Company to IFC and Telecapital in connection with the Transaction. As to any particular Registrable Shares, such Registrable Shares will cease to be Registrable Shares when they are no longer beneficially owned by IFC, Telecapital or an Accredited Investor receiving such shares in a Distribution.

         "Registration Period" shall mean the period commencing with the calendar month during which the Registration Statement is declared effective by the Commission and ending on the earlier of (i) the sale by the Holders of all the Registrable Shares (it being understood that the disposition of Registrable Shares to an Accredited Investor in a Distribution is not a sale), or (ii) the time when all such Registrable Shares are eligible to be sold (x) pursuant to subparagraph (k) of Rule 144 promulgated under the Securities Act or (y) in a single transaction pursuant to Rule 144, or any successor thereto.

         "Registration Statement" shall mean the registration statement (No. 333-57635) filed by the Company on June 24, 1998.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any federal statute or code which is a successor thereto.

         "Transaction" shall mean the sale and purchase and other related transactions contemplated by that certain Asset Purchase Agreement dated June 1, 1998, by and between the Company, AMRESCO Independence Funding Co., AMRESCO Commercial Lending Corp., IFC and Telecapital.

                                   ARTICLE II

                 AGREEMENTS IN RESPECT OF THE REGISTRABLE SHARES

         SECTION 2.1 AGREEMENT TO REGISTER. Upon the terms and conditions and subject to the limitations hereinafter set forth, the Company hereby agrees to file the Registration Statement by June 21, 1998 and to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable and to remain effective throughout the Registration Period.




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





         SECTION 2.2 SALES OF REGISTRABLE SHARES. Holders agree that all sales or other dispositions of Registrable Shares will be made by them in compliance with all applicable laws, including, without limitation, federal and state securities laws. In connection with each such sale or disposition, the Holders agree to certify to the Company such compliance. Nothing contained in this
Section 2.2 shall obligate any Holder to assume or perform any of the obligations of the Company under Section 2.3 hereof.

         SECTION 2.3 REGISTRATION PROCEDURES. The Company will:

         (a) if necessary, as determined by counsel to the Company, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective throughout the Registration Period;

         (b) furnish to each Holder who effects sales of Registrable Shares pursuant to the Registration Statement such number of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the sale or other disposition of the Registrable Shares by such Holder, and promptly furnish to each Holder notice of any stop order or similar notice issued by the Commission or state agency charged with the regulation of securities;

         (c) use commercially reasonable efforts to register or qualify the Registrable Shares under state blue sky or other state securities laws to enable the Holders to consummate the public sale of the Registrable Shares owned by such Holders; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of Registrable Shares in any jurisdiction where it is not at the time so subject; provided, further, that in no event shall the Company be obligated to register or qualify the Registrable Shares under state blue sky or other state securities laws if such registration or qualification cannot be effected without undue burden or expense to the Company, as determined by the Board of Directors of the Company;

         (d) notify each Holder of Registrable Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading;

         (e) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission; and

         (f) cause all Registrable Shares to be sold to be listed on each securities exchange on which the Common Stock may hereafter be listed.





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





         SECTION 2.4 LIMITATIONS ON SALES.

         (a) A Holder may not effect a sale of Registrable Shares to be made pursuant to the Registration Statement except in accordance with the terms of this Agreement.

         (b) No Holder may publicly offer or sell Registrable Shares prior to the effectiveness of the Registration Statement, except pursuant to Rule 144 or Rule 145 promulgated under the Securities Act.

         (c) Subject to Section 2.2 above, this Agreement shall not preclude a Holder from effecting a sale of Registrable Securities in a transaction not involving a public offering.

         SECTION 2.5 COOPERATION OF PROSPECTIVE SELLERS.

         (a) Each Holder electing to participate in a Registered sale pursuant to this Agreement agrees to promptly furnish to the Company such information as the Company may reasonably require from such Holder in connection with the Registration Statement or any amendment or supplement thereto.

         (b) Failure of a Holder to furnish the information described in Section 2.5(a), after reasonable opportunity to cure, shall relieve the Company from any obligation to Register the Registrable Shares held by such Holder but shall not affect the obligations of the Company under this Agreement to Holders who timely furnish such information unless, in the opinion of counsel to the Company, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

         (c) The Holders may not (until further notice) effect sales of Registrable Shares after receipt of telegraphic or written notice from the Company of (i) the issuance of any stop order or similar notice issued by the Commission or any state agency charged with the regulation of securities or (ii) the Company's intention to amend, correct or update the Registration Statement or any prospectus contained therein (which amendment, correction or update shall be effected as promptly as is reasonably practicable). Upon the withdrawal of such stop order or similar notice or the effectiveness of such amendment, correction or update, the Company will notify Holders of the date as of which sales may once again be made.

         (d) The Company shall provide Holders with notice of the expiration of the Registration Period whereupon the Holders shall discontinue sales of shares pursuant to the Registration Statement. Such notice shall indicate the Company's intention to remove from Registration any Registrable Shares covered by such Registration Statement which remain unsold, if any.

         SECTION 2.6 EXPENSES OF REGISTRATION AND REGISTERED SALES. All expenses (other than any discounts and commissions incurred by Holders in effecting any sales of Registrable Shares pursuant to the Registration Statement), including, without limitation, all registration and filing fees,




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printing and engraving expenses, expenses of compliance with blue sky laws, transfer agent fees, fees and disbursement of counsel to the Company, and expenses of any audits incidental to or required by any such registration, shall be borne by the Company; provided, that, discounts and commissions attributable to sales by a Holder shall be borne by such Holder; provided, further, that the fees of any attorneys, accountants or other professionals retained by Holders or any of them shall be paid by the Holder or Holders retaining any such professionals.

         SECTION 2.7 TRANSFER OF RIGHTS UNDER THIS AGREEMENT. Without the prior written consent of the Company, the rights granted Holders in this Agreement are not transferable or otherwise assignable except by will or by operation of law.

         SECTION 2.8 DELAY OF REGISTRATION. Holders shall have no right to take any action to restrain, enjoin or otherwise delay any Registration or any sale pursuant to the Registration Statement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement or any other agreement relating to any Registration or any sale pursuant to the Registration Statement.

         SECTION 2.9 EXECUTION OF AGREEMENT. Prior to selling any Registrable Shares pursuant to the Registration Statement, each Holder who is not then a signatory to this Agreement must sign an Addendum to this Agreement (in substantially the form attached hereto as Exhibit A) whereby such Holder agrees to abide and be bound by the terms of this Agreement.

         SECTION 2.10 TERMINATION. The rights of Holders to sell Registrable Shares pursuant to the terms of this Agreement shall terminate at the expiration of the Registration Period. This Agreement shall automatically terminate in the event that the Asset Purchase Agreement, dated June 1, 1998, by and between the Company, AMRESCO Independence Funding Co., AMRESCO Commercial Lending Corp., IFC and Telecapital is terminated.

         SECTION 2.11 ADDITIONAL SHARES. It is expressly acknowledged and agreed by the parties to this Agreement that the Company, in its sole discretion, may at any time hereafter agree to Register shares of Common Stock held by any person or entity and include such shares of Common Stock in a Registration, including, without limitation, the Registration contemplated by the Registration Statement.

         SECTION 2.12 DEREGISTRATION OF SHARES AT THE REQUEST OF HOLDERS. If, during the term of this Agreement, a Holder shall request that Registrable Shares held by such Holder be removed from Registration, the Company shall remove such Registrable Shares from Registration at the earliest practicable date and such Holder's right to require the Registration of such Registrable Shares shall terminate.



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                                   ARTICLE III

                                 INDEMNIFICATION

         SECTION 3.1 INDEMNIFICATION.

         (a) The Company will indemnify each Holder who is a signatory to this Agreement requesting or joining in a Registration, each officer, director, agent or partner thereof, and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each underwriter (within the meaning of the Securities Act) of the securities so registered, and their respective successors (collectively, "Indemnitees"), against all claims, losses, damages and liabilities, joint and several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by or at the direction of the Company incident to the Registration, qualification or compliance (or in the Registration Statement or any related registration statement, notification or the like), including without limitation all documents incorporated therein by reference or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or any violation of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or relating to any action or inaction required of the Company in connection with the Registration, qualification or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.1(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission in any such document made in reliance on and in conformity with information furnished to the Company by such Indemnitee(s); provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) (a "424(b) Prospectus"), such indemnity agreement shall not inure to the benefit of any Indemnitee, if a copy of the 424(b) Prospectus was furnished by the Company to the Indemnitee, but not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

         (b) Each Holder who is a signatory to this Agreement requesting or joining in a Registration will indemnify the Company and its officers and directors and its legal counsel, and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each underwriter (within the meaning of the Securities
Act) of the securities so registered, and their respective successors against all claims, losses, damages and




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liabilities, joint and several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to the Registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made and will reimburse the Company and each other person indemnified pursuant to this
Section 3.1(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this Section 3.1(b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by such Holder (or any shareholder, partner or member of such Holder) expressly for use in the Registration Statement (or any amendment or supplement thereto) or any prospectus (or any amendment or supplement thereto) used in connection therewith.

         (c) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that if the Indemnified Party reasonably determines that a conflict of interest exists such that it is advisable for the Indemnified Party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party's expense, and provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III except to the extent that the omission is materially prejudicial to the ability of the Indemnifying Party to defend. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the




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Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.

         (e) The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

         (f) The obligation of the Company and the Holders under this Article III shall survive the completion of any offering of Registrable Shares pursuant to this Agreement and the Registration Statement, or otherwise.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.1 AMENDMENT. This Agreement shall not be amended without the written consent of Holders of at least 51% of the then Registrable Shares.

         SECTION 4.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH , THE INTERNAL LAWS OF THE STATE OF TEXAS AND, WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON EACH PARTY HERETO ANYWHERE IN THE WORLD BY THE SAME METHODS AS ARE SPECIFIED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND TO THE LAYING OF VENUE IN SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS AND IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 4.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors (including any corporation into which the Company is merged or with which it is consolidated) and assigns, heirs, executors and administrators of the parties hereto.




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





         SECTION 4.4 NOTICES, ETC. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile, sent by certified, registered or express air mail, postage prepaid, or sent by a reputable overnight courier service, and shall be deemed given when so delivered personally or by facsimile, if sent by certified or registered mail, three (3) Business Days after the date of mailing, or if sent by overnight courier or express air mail, one (1) Business day after being sent, as follows:

If to the Company:                          AMRESCO, INC.
                                            700 North Pearl Street
                                            Suite 2400, LB 342
                                            Dallas, Texas  75201
                                            Telephone:  (214)953-7700
                                            Facsimile:  (214)953-7757
                                            Attention:  Randolph E.  Brown

With a copy to:                             AMRESCO, INC.
                                            700 North Pearl Street
                                            Suite 2400, LB 342
                                            Dallas, Texas  75201
                                            Telephone:  (214)953-7700
                                            Facsimile:  (214)953-7757
                                            Attention:  General Counsel

If to IFC or Telecapital:                   Independence Funding Company, LLC
                                            Telecapital, L.P.
                                            c/o  Harbourton Enterprises
                                            33 Witherspoon Street
                                            Princeton, New Jersey  08542
                                            Telephone:  (609)924-4001
                                            Facsimile:  (609)924-4155
                                            Attention:  Managing Partner

and:                                        Harbourton Holdings, L.P.
                                            c/o  Mills & Lynn Enterprises
                                            1205 Pacific Avenue
                                            Suite 203, 2nd Floor
                                            Santa Cruz, California  95060
                                            Telephone:  (408)458-6000
                                            Facsimile:  (408)458-1421
                                            Attention:  David W.  Mills



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




With a copy to:                       Lowenstein Sandler PC
                                      65 Livingston Avenue
                                      Roseland, New Jersey  07068
                                      Telephone:  (973)597-2500
                                      Facsimile:  (973)597-2400
                                      Attention:  Allen B.  Levithan, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

         SECTION 4.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable, the intent of the parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         SECTION 4.6 TITLES AND SUBTITLES. The titles and subtitles of this Agreement are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

         SECTION 4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 4.8 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.





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



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the day and year first above written.

                                      AMRESCO, INC.


                                      By:   /s/ Randolph Brown
                                            -----------------------------------
                                            Name: Randolph Brown
                                                 ------------------------------
                                            Title: President-Commercial Finance
                                                  -----------------------------



                                      INDEPENDENCE FUNDING COMPANY, LLC,
                                      a Texas limited liability company

                                      By:   /s/ B. Russ Smith
                                            -----------------------------------
                                            Name: B. Russ Smith
                                                 ------------------------------
                                            Title: CEO
                                                  -----------------------------


                                      TELECAPITAL, L.P.,
                                      a Delaware limited partnership


                                      By:      Telecapital Corp.


                                            By: /s/ B. Russ Smith
                                               --------------------------------
                                               Name: B. Russ Smith
                                                    ---------------------------
                                               Title: CEO
                                                     --------------------------




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